Exhibit 99.1

BlueLinx Announces First Quarter 2024 Results

ATLANTA, April 30, 2024 - BlueLinx Holdings Inc. (NYSE:BXC), a leading U.S. wholesale distributor of building products, today reported financial results for the three months ended March 30, 2024.

FIRST QUARTER 2024 HIGHLIGHTS

•Net sales of $726 million
•Gross profit of $128 million, gross margin of 17.6% and specialty products margin of 20.7%, which includes a net benefit of approximately $7 million related to import duties from prior periods
•Net income of $17 million, or $2.00 diluted earnings per share
•Adjusted net income of $19 million, or $2.14 adjusted diluted earnings per share (non-GAAP)
•Adjusted EBITDA of $39 million (non-GAAP), or 5.3% of net sales, which includes a net benefit of approximately $7 million related to import duties from prior periods
•Operating cash used of ($31) million and free cash flow of ($37) million (non-GAAP)
•Available liquidity of $828 million, including $481 million of cash and cash equivalents
•Net debt of ($133) million and net leverage ratio of (0.8x), excluding real property finance lease liabilities

“We are off to a solid start to 2024, despite ongoing deflationary pressures associated with our specialty business and January weather conditions that adversely impacted volumes. We are pleased with the results for the quarter as volumes recovered and we maintained strong margins in specialty and structural products,” said Shyam Reddy, President, and CEO of BlueLinx. “I am excited about the team we have in place to execute our sales growth strategy through uncertain market conditions. Our strong liquidity gives us the flexibility to pursue our strategic initiatives and opportunistically return capital to shareholders.”

“Our Adjusted EBITDA of $39 million came in better than expected due to the higher margins in both specialty and structural products, as well as the net positive impact of import duty items of approximately $7 million related to products sold during prior periods. We were pleased with our results and our financial position remains strong with a net leverage ratio of only (0.8x) and available liquidity of $828 million,” said Andy Wamser, Chief Financial Officer of BlueLinx.

FIRST QUARTER 2024 FINANCIAL PERFORMANCE

In the first quarter of 2024, net sales were $726 million, a decrease of $72 million, or 9.0% when compared to the first quarter of 2023. Gross profit was $128 million, a decrease of $6 million, or 4.4%, year-over-year, and gross margin was 17.6%, up 90 basis points from the same period last year.

Net sales of specialty products, which includes products such as engineered wood, siding, millwork, outdoor living, industrial products and specialty lumber and panels, decreased $64 million, or 11%, to $504 million. This decline was due to deflationary impacts across several specialty categories. Gross profit from specialty product sales was $104 million, a decrease of $3 million, or 2%, compared to the first quarter of last year. Gross margin was 20.7% compared to 18.8% in the prior year period, which includes the net benefit of import duty-related items from prior periods during the current quarter. Not including this net benefit, specialty products’ gross margin was 19.4% in the current quarter. The duty items were related to changes in retroactive rates for anti-dumping duties and to classification adjustments for certain goods imported by the Company.

Net sales of structural products, which includes products such as lumber, plywood, oriented strand board, rebar, and remesh, decreased $8 million, or 3%, to $222 million in the first quarter and gross profit from sales of structural products decreased $3 million from $27 million in the prior year period. The decrease in structural sales and gross profit was due primarily to lower framing lumber volumes when compared to the elevated levels in the prior year period. Gross margin on structural product sales was 10.6% in the first quarter, down from 11.7% in the prior year period.

Selling, general and administrative (“SG&A”) expenses were $91 million in the first quarter, comparable with the prior year period.

Net income was $17 million, or $2.00 per diluted share, versus $18 million, or $1.94 per diluted share, in the prior year period. Adjusted net income was $19 million, or $2.14 per diluted share compared to $23 million, or $2.53 per diluted share in the first quarter of last year.

Adjusted EBITDA was $39 million, or 5.3% of net sales, for the first quarter of 2024, compared to $47 million, or 5.9% of net sales in the first quarter of 2023, which includes the net benefit of duty-related items. Not including these duty-related items, Adjusted EBITDA was $32 million, or 4.4% of net sales in the first quarter.

Net cash used in operating activities was $31 million in the first quarter of 2024 compared to $89 million of net cash provided by operating activities in the prior year period, and free cash flow was ($37) million. The decrease in cash generated during the first quarter was driven by seasonal changes in working capital. The net source of cash generated in the prior year period was driven by significant inventory reduction efforts.

CAPITAL ALLOCATION AND FINANCIAL POSITION

During the first quarter of 2024, we invested $5 million of cash in capital investments to improve our distribution facilities and upgrade our fleet, compared to $9 million of cash investments in the first quarter of 2023. During the first quarter of 2024, we also entered into finance leases for $8 million of fleet upgrades. We have $91.4 million of share repurchase authorization remaining under our current repurchase program. Under our remaining share repurchase authorization, we may repurchase shares of our common stock at any time or from time to time, without prior notice, subject to prevailing market conditions and other considerations.

As of March 30, 2024, total debt was $348 million, consisting of $300 million of senior secured notes that mature in 2029 and $48 million of finance leases, excluding real property finance lease liabilities. Available liquidity was $828 million which included an undrawn revolving credit facility that had $346 million of availability plus cash and cash equivalents of $481 million. Net debt was ($133) million, resulting in a net leverage ratio of (0.8x) on trailing twelve-month Adjusted EBITDA of $175 million.

SECOND QUARTER 2024 UPDATE

Through the first four weeks of the second quarter of 2024, specialty product gross margin was in the range of 18% to 19% and structural product gross margin was in the range of 10% to 11%. Average daily sales volumes were slightly improved versus the first quarter of 2024.

CONFERENCE CALL INFORMATION

BlueLinx will host a conference call on May 1, 2024, at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the BlueLinx website at https://investors.bluelinxco.com, and a replay of the webcast will be available at the same site shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live: 1-888-660-6392
Passcode: 9140086

To listen to a replay of the teleconference, which will be available through May 15, 2024:

Domestic Replay: 1-800-770-2030
Passcode: 9140086

ABOUT BLUELINX

BlueLinx (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, and industrial products. With a strong market position, broad geographic coverage footprint servicing 50 states, and the strength of a locally focused sales force, we distribute a comprehensive range of products to our customers which include national home centers, pro dealers, cooperatives, specialty distributors, regional and local dealers and industrial manufacturers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers, and we operate our business through a broad network of distribution centers. To learn more about BlueLinx, please visit www.bluelinxco.com.

CONTACT

Tom Morabito
Investor Relations Officer
(470) 394-0099
investor@bluelinxco.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “could,” “expect,” “estimate,” “intend,” “may,” “project,” “plan,” “should,” “will,” “will be,” “will likely continue,” “will likely result,” “would,” or words or phrases of similar meaning.

The forward-looking statements in this press release include statements about our confidence in the Company’s long-term growth strategy; our ability to capitalize on supplier-led price increases and our value-added services; our areas of focus and management initiatives; the demand outlook for construction materials and expectations regarding new home construction, repair and remodel activity and continued investment in existing and new homes; our positioning for long-term value creation; our efforts and ability to generate profitable growth; our ability to increase net sales in specialty product categories; our ability to generate profits and cash from sales of specialty products; our multi-year capital allocation plans; our ability to manage volatility in wood-based commodities; our improvement in execution and productivity; our efforts and ability to maintain a disciplined capital structure and capital allocation strategy; our ability to maintain a strong balance sheet; our ability to focus on operating improvement initiatives and commercial excellence; and whether or not the Company will continue any share repurchases.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: housing market conditions; pricing and product cost variability; volumes of product sold; competition; the cyclical nature of the industry in which we operate; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; effective inventory management relative to our sales volume or the prices of the products we produce; business disruptions; potential acquisitions and the integration and completion of such acquisitions; information technology security risks and business interruption risks; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, wars or other unexpected events; the impacts of climate change; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; the effects of epidemics, global pandemics or other widespread public health crises and governmental rules and regulations; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; the potential to incur more debt; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; inability to raise funds necessary to finance a required repurchase of our senior secured notes; a lowering or withdrawal of debt ratings; changes in our product mix; increases in fuel and other energy prices or availability of third-part freight providers; changes in insurance-related deductible/retention reserves based on actual loss development experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; interest rate risk, which could cause our debt service obligations to increase; and changes in, or interpretation of, accounting principles.

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

NON-GAAP MEASURES AND SUPPLEMENTAL FINANCIAL INFORMATION

The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. The Company further cautions that its non-GAAP measures, as used herein, are not necessarily comparable to other similarly titled measures of other companies due to differences in methods of calculation.

Adjusted EBITDA and Adjusted EBITDA Margin. BlueLinx defines Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items.

The Company presents Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance. Management believes this metric helps to enhance investors’ overall understanding of the financial performance and cash flows of the business. Management also believes Adjusted EBITDA is helpful in highlighting operating trends. Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results.

We determine our Adjusted EBITDA Margin, which we sometimes refer to as our Adjusted EBITDA as a percentage of net sales, by dividing our Adjusted EBITDA for the applicable period by our net sales for the applicable period. We believe that this ratio is useful to investors because it more clearly defines the quality of earnings and operational efficiency of translating sales to profitability.

Our Adjusted EBITDA and Adjusted EBITDA Margin are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Adjusted EBITDA and Adjusted EBITDA Margin, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Adjusted Net Income and Adjusted Earnings Per Share. BlueLinx defines Adjusted Net Income as Net Income adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items, further adjusted for the tax impacts of such reconciling items. BlueLinx defines Adjusted Earnings Per Share (basic and/or diluted) as the Adjusted Net Income for the period divided by the weighted average outstanding shares (basic and/or diluted) for the periods presented. We believe that Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are useful to investors to enhance investors’ overall understanding of the financial performance of the business. Management also believes Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are helpful in highlighting operating trends.

Our Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Adjusted Net Income and Adjusted Earnings Per Share (basic or diluted), as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Free Cash Flow. BlueLinx defines free cash flow as net cash provided by operating activities less total capital expenditures. Free cash flow is a measure used by management to assess our financial performance, and we believe it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures that can be used for, among other things, investment in our business, strengthening our balance sheet, and repayment of our debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow is not a presentation made in accordance with GAAP and is not intended to present a superior measure of financial condition from those determined under GAAP. Free cash flow, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. This non-GAAP measure is reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities. BlueLinx calculates Net Debt as its total short- and long-term debt, including outstanding balances under our term loan and revolving credit facility and the total amount of its obligations under finance leases, less cash and cash equivalents. Net Debt Excluding Real Property Finance Lease Liabilities is calculated in the same manner as Net Debt, except the total amount of obligations under real estate finance leases are excluded. Although our credit agreements do not contain leverage covenants, a net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement. We believe that Net Debt and Net Debt Excluding Real Property Finance Lease Liabilities are useful to investors because our management reviews both metrics as part of its management of overall liquidity, financial flexibility, capital structure and leverage, and creditors and credit analysts monitor our net debt as part of their assessments of our business. We determine our Overall Net Leverage Ratio by dividing our Net Debt by Twelve-Month Trailing Adjusted EBITDA. Our calculation of Net Leverage Ratio Excluding Real Property Finance Lease Liabilities is determined by dividing our Net Debt Excluding Real Property Finance Lease Liabilities by Twelve-Month Trailing Adjusted EBITDA. We believe that these ratios are useful to investors because they are indicators of our ability to meet our future financial obligations. In addition, our Net Leverage Ratio is a measure that is frequently used by investors and creditors. Our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are not made in accordance with GAAP and are not intended to present a superior measure of our financial condition from measures and ratios determined under GAAP. The calculations of our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are presented in the table on page 11. Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
	($ amounts in thousands, except per share amounts)
Net sales	$726,244	$797,904
Cost of products sold	598,563	664,365
Gross profit	127,681	133,539
Gross margin	17.6%	16.7%
Operating expenses (income):
Selling, general, and administrative	91,250	91,174
Depreciation and amortization	9,433	7,718
Amortization of deferred gains on real estate	(984)	(984)
Other operating expenses	314	3,116
Total operating expenses	100,013	101,024
Operating income	27,668	32,515
Non-operating expenses:
Interest expense, net	4,624	7,687
Other expense, net	—	594
Income before provision for income taxes	23,044	24,234
Provision for income taxes	5,552	6,422
Net income	$17,492	$17,812

Basic earnings per share	$2.02	$1.96
Diluted earnings per share	$2.00	$1.94

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 30, 2024	December 30, 2023
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$481,309	$521,743
Accounts receivable, less allowances of $3,293 and $3,398, respectively	288,244	228,410
Inventories, net	370,942	343,638
Other current assets	32,165	26,608
Total current assets	1,172,660	1,120,399
Property and equipment, at cost	406,918	396,321
Accumulated depreciation	(175,757)	(170,334)
Property and equipment, net	231,161	225,987
Operating lease right-of-use assets	34,869	37,227
Goodwill	55,372	55,372
Intangible assets, net	29,768	30,792
Deferred income tax asset, net	53,629	53,256
Other non-current assets	14,186	14,568
Total assets	$1,591,645	$1,537,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$171,715	$157,931
Accrued compensation	13,642	14,273
Finance lease liabilities - current	12,157	11,178
Operating lease liabilities - current	5,824	6,284
Real estate deferred gains - current	3,935	3,935
Other current liabilities	41,873	24,961
Total current liabilities	249,146	218,562
Long-term debt	294,073	293,743
Finance lease liabilities - noncurrent	279,910	274,248
Operating lease liabilities - noncurrent	30,248	32,519
Real estate deferred gains - noncurrent	65,648	66,599
Other non-current liabilities	19,399	17,644
Total liabilities	938,424	903,315
Commitments and contingencies
Stockholders' Equity:
Preferred Stock, $0.01 par value, 30,000,000 shares authorized, none issued	—	—
Common Stock, $0.01 par value, 20,000,000 shares authorized, 8,661,738 and 8,650,046 outstanding, respectively	87	87
Additional paid-in capital	166,503	165,060
Retained earnings	486,631	469,139
Total stockholders’ equity	653,221	634,286
Total liabilities and stockholders’ equity	$1,591,645	$1,537,601

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
	(In thousands)
Cash flows from operating activities:
Net income	$17,492	$17,812
Adjustments to reconcile net income to cash (used in) provided by operations:
Depreciation and amortization	9,433	7,718
Amortization of debt discount and issuance costs	330	329
Provision for deferred income taxes	(373)	213
Amortization of deferred gains from real estate	(984)	(984)
Share-based compensation	2,350	4,569
Changes in operating assets and liabilities:
Accounts receivable	(59,834)	(47,333)
Inventories	(27,304)	74,989
Accounts payable	13,784	25,420
Other current assets	(5,557)	5,953
Other assets and liabilities	19,528	279
Net cash (used in) provided by operating activities	(31,135)	88,965

Cash flows from investing activities:
Proceeds from sale of assets	127	37
Property and equipment investments	(5,447)	(9,008)
Net cash used in investing activities	(5,320)	(8,971)

Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(907)	(570)
Principal payments on finance lease liabilities	(3,072)	(2,133)
Net cash used in financing activities	(3,979)	(2,703)

Net change in cash and cash equivalents	(40,434)	77,291
Cash and cash equivalents at beginning of period	521,743	298,943
Cash and cash equivalents at end of period	$481,309	$376,234

BLUELINX HOLDINGS INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

The following schedule presents our revenues disaggregated by specialty and structural product category:

	Three Months Ended
	March 30, 2024	April 1, 2023
	($ amounts in thousands)
Net sales by product category:
Specialty products	$503,834	$567,838
Structural products	222,410	230,066
Total net sales	$726,244	$797,904

Gross profit by product category:
Specialty products	$104,049	$106,627
Structural products	23,632	26,912
Total gross profit	$127,681	$133,539

Gross margin % by product category:
Specialty products	20.7%	18.8%
Structural products	10.6%	11.7%

Consolidated gross margin %	17.6%	16.7%

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(Unaudited)

The following schedule reconciles Net income to Adjusted EBITDA (non-GAAP):

	Three Months Ended		Trailing Twelve Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
	(In thousands)
Net income	$17,492	$17,812	$47,358	$180,579
Adjustments:
Depreciation and amortization	9,433	7,718	33,758	28,585
Interest expense, net	4,624	7,687	21,083	38,666
Provision for income taxes	5,552	6,422	32,937	57,685
Share-based compensation expense	2,350	4,569	9,836	12,024
Amortization of deferred gains on real estate	(984)	(984)	(3,934)	(3,934)
Gain from sales of property(1)	—	—	—	(144)
Pension settlement and related expenses(1)(2)	—	594	32,223	594
Acquisition-related costs(1)(3)	—	100	178	1,355
Restructuring and other(1)(4)	314	3,016	1,212	6,982
Adjusted EBITDA - non-GAAP	$38,781	$46,934	$174,651	$322,392

(1)Reflects non-recurring items of approximately $0.3 million in the current quarter and approximately $3.7 million in the prior year period. For the trailing twelve months ended, reflects approximately $33.6 million of non-recurring items in the current period and $8.8 million of non-recurring items in the prior period.
(2)Reflects expenses related to our previously disclosed settlement of the BlueLinx Corporation Hourly Retirement Plan (defined benefit) in 4Q 2023.
(3)Reflects primarily legal, professional, technology and other integration costs.
(4)Reflects costs related to our restructuring activities, such as severance, and other one-time non-operating items.

The following tables reconciles Net income and Diluted earnings per share to Adjusted net income (non-GAAP) and Adjusted diluted earnings per share (non-GAAP):

	Three Months Ended
	March 30, 2024	April 1, 2023
	(In thousands, except per share data)
Net income	$17,492	$17,812
Adjustments:
Share-based compensation expense	2,350	4,569
Amortization of deferred gains on real estate	(984)	(984)
Pension settlement and related expenses(1)	—	594
Acquisition-related costs(2)	—	100
Restructuring and other(3)	314	3,016
Tax impacts of reconciling items above (4)	(405)	(1,933)
Adjusted net income - non-GAAP	$18,767	$23,174

Basic EPS	$2.02	$1.96
Diluted EPS	$2.00	$1.94

Weighted average shares outstanding - Basic	8,653	9,059
Weighted average shares outstanding - Diluted	8,741	9,157

Adjusted Basic EPS - non-GAAP	$2.16	$2.55
Adjusted Diluted EPS - non-GAAP	$2.14	$2.53

(1)Reflects expenses related to our previously disclosed settlement of the BlueLinx Corporation Hourly Retirement Plan in 4Q 2023.
(2)Reflects primarily legal, professional, technology and other integration costs.
(3)Reflects costs related to our restructuring activities, such as severance, and other one-time non-operating items.
(4)Tax impact calculated based on the effective tax rate for the respective three-month periods presented.

The following schedule presents our Adjusted EBITDA margin (non-GAAP) as a percentage of net sales:

	Three Months Ended
	March 30, 2024	April 1, 2023
	($ amounts in thousands)
Net sales	$726,244	$797,904
Adjusted EBITDA - non-GAAP	38,781	46,934
Adjusted EBITDA margin - non-GAAP	5.3%	5.9%

The following schedule presents Net Debt and the Net Leverage Ratio for the trailing twelve months:

	Three Months Ended
	March 30, 2024	April 1, 2023
	($ amounts in thousands)
Long term debt(1)	$300,000	$300,000
Finance lease liabilities for equipment and vehicles	48,445	27,162
Finance lease liabilities for real property	243,622	243,602
Total debt and finance leases	592,067	570,764
Less: available cash and cash equivalents	481,309	376,234
Net Debt (total debt and all finance lease liabilities, excluding cash)	$110,758	$194,530

Net Debt, excluding finance lease liabilities for real property	$(132,864)	$(49,072)

Twelve-Month Trailing Adjusted EBITDA - non-GAAP, see above reconciliation	$174,651	$322,392

Net Leverage Ratio	0.6x	0.6x
Net Leverage Ratio Excluding Real Property Finance Lease Liabilities(2)	(0.8x)	(0.2x)

(1) For the three months ended March 30, 2024, and April 1, 2023, our long-term debt is comprised of $300.0 million of senior-secured notes issued in October 2021. These notes are presented under the long-term debt caption of our unaudited condensed consolidated balance sheets at $294.1 million and $292.8 million as of March 30, 2024 and April 1, 2023, respectively. This presentation is net of their unamortized discount of $2.9 million and $3.4 million and the combined carrying value of our unamortized debt issuance costs of $3.0 million and $3.9 million as of March 30, 2024, and April 1, 2023, respectively. Our senior secured notes are presented in this table at their face value for the purposes of calculating our net leverage ratios.
(2) Net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement.

The following schedule presents free cash flow:

	Three Months Ended
	March 30, 2024	April 1, 2023
	(In thousands)
Net cash (used in) provided by operating activities	$(31,135)	$88,965
Less: Property and equipment investments	(5,447)	(9,008)
Free cash flow - non-GAAP	$(36,582)	$79,957